PAYMENTS WITH RESPECT TO THIS NOTE SHALL BE SUBJECT TO THE RESTRICTIONS ON PAYMENT SET FORTH IN SECTION 4 HEREOF. THIS NOTE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAWS. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE MAKER HAS RECEIVED EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE MAKER. THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE MAY BE ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE: THE PAYEE MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THIS NOTE BY CONTACTING THE MAKER AT 700 N PEARL STREET, SUITE 600, DALLAS, TEXAS 75201, ATTENTION: RON COLLINS. UNSECURED PROMISSORY NOTE January 1, 2024 (“Issuance Date”) Education Services Upper Holdings Corp., a Delaware corporation (the “Maker”), hereby promises to pay to John Wiley & Sons, Inc. (the “Holder”), an aggregate principal amount equal to the Principal Amount as of any Repayment Date, together with accrued but unpaid and/or uncapitalized interest thereon (this “Note”). This Note was issued pursuant to the Purchase Agreement. This Note is a “Seller Promissory Note” as defined in the Purchase Agreement. Capitalized terms used in this Note but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement, unless otherwise stated herein. 1. Definitions. “Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified. “Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors. “Blockage Event” has the meaning set forth within Section 4 hereof. “Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing or any committee thereof duly authorized to act on behalf of such board, manager or managing member, (c) in the case of any

2 partnership, the board of directors or board of managers of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing. “Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in New York City are authorized or required by requirements of law to remain closed. “Capitalized Interest” has the meaning set forth in Section 2 hereof. “Change of Control” means (a) the failure of Parent Holdco to, directly or indirectly through wholly owned subsidiaries, to own all of the Equity Interests of the Opco Borrower, (b) the failure by the Sponsor to have the right, directly or indirectly, by voting power, contract or otherwise, to elect at least a majority of the Board of Directors of the Opco Borrower, or (c) the occurrence of a “Change of Control” (or similar event, however defined), under any Senior Credit Agreement. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Controlled Investment Affiliates” means, with respect to any Person, any fund or investment vehicle that is (i) organized for the purpose of making equity investments in one or more companies, (ii) controlled by, or is under common control with, such Person and (iii) engaged primarily in the business of making equity investments in the ordinary course of business, but not, in any case, including any of such Person’s portfolio operating companies. For purposes of this definition “control” means the power to direct or cause the direction of management and policies of a person, whether by contract or otherwise. “Event of Default” has the meaning set forth within Section 10 hereof. “Equity Interest” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); provided that any instrument evidencing indebtedness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged. “Existing Credit Agreements” means the Existing First Lien Credit Agreement and the Existing Second Lien Note Purchase Agreement. “Existing First Lien Credit Agreement” means the First Lien Credit Agreement, dated December 12, 2019, by and among, Parent Holdco, Opco Holdings, Opco Borrower, the other “Loan Parties” (as defined therein) the lenders party thereto from time to time and Truist Bank (or any successor or permitted assign), as administrative agent for the lenders party thereto (as amended, restated, amended and restated, supplemented or otherwise modified on or prior to the Issuance Date). “Existing Second Lien Note Purchase Agreement” means the Second Lien Note Purchase Agreement, dated December 12, 2019, by and among Parent Holdco, Opco Holdings, the other “Credit Parties” (as defined therein), the noteholders party thereto from time to time and FMP Agency Services, LLC, as collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified on or prior to the Issuance Date).

3 “General Cushion Amount” means, as of any date of determination, (a) $10,000,000 plus (b) the amount of “paid-in-kind” interest that has been capitalized with respect to (and solely with respect to) the Paydown Indebtedness described in the following clause (c) less (c) the aggregate amount of Paydown Indebtedness that is not applied to prepay (i) the Principal Amount and/or (ii) accrued and unpaid and/or uncapitalized interest thereon, in each case, in reliance on clause (v) of the definition of “Retained Paydown Indebtedness Amount” prior to such date. “Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code. “Integration Cushion Amount” means, as of any date of determination, (a) $10,000,000 plus (b) the amount of “paid-in-kind” interest that has been capitalized with respect to (and solely with respect to) the Paydown Indebtedness described in the following clause (c) less (c) the aggregate amount of Paydown Indebtedness that is not applied to prepay (i) the Principal Amount and/or (ii) accrued and unpaid and/or uncapitalized interest thereon, in each case, in reliance on this clause (iv) of the definition of “Retained Paydown Indebtedness Amount” prior to such date. “IPO” means the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of common Equity Interests of Parent Holdco or a parent entity of Parent Holdco. “Issuance Date” has the meaning set forth above. “Management Investors” means the members of the board of directors, officers and employees of Parent Holdco and/or its subsidiaries who are (directly or indirectly through one or more investment vehicles) investors in Parent Holdco (or any direct or indirect parent thereof). “Maturity Date” means the earlier of (a) latest of (i) the one year anniversary of the “Latest Maturity Date” or similar term (as defined in the Existing First Lien Credit Agreement), (ii) the one year anniversary of the “Latest Maturity Date” or similar term (as defined in the Existing Second Lien Note Purchase Agreement) and (iii) the one year anniversary of the “Latest Maturity Date” or similar term (as defined in any definitive documentation for any Other Senior Indebtedness) and (b) the seven year anniversary of the Issuance Date. “Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash, including any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any interest payments), but only as and when received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by Maker and its Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction), (x) the amount of all payments that are not prohibited hereunder and are made by Maker and its Subsidiaries as a result of such event to repay indebtedness not prohibited to be incurred hereunder (other than the Principal Amount) secured by such asset and otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof

4 (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of Maker or its Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by Maker or any Subsidiary and (iii) the amount of all taxes paid (or reasonably estimated to be payable), the amount of tax distributions, dividends and other Restricted Payments that Maker and/or the Subsidiaries may make pursuant to Section 6(b)(i) as a result of such event, and the amount of any reserves established by Parent and its Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Maker at such time of Net Proceeds in the amount of such reduction. “Opco Borrower” means Academic Partnerships, LLC, a Delaware limited liability company. “Opco Holdings” means TVG-Academic Partnerships Acquisition Corp., a Delaware corporation. “Other Senior Indebtedness” means any indebtedness for borrowed money (excluding indebtedness outstanding (or committed to be provided) under the Existing Credit Agreements and, for the avoidance of doubt, any indebtedness of the type described in clauses (b)(i) through (b)(xi) of the definition of “Paydown Indebtedness”) in an aggregate principal amount greater than or equal to $10,000,000 that is issued, incurred or guaranteed by Parent Holdco, Opco Holdings, the Opco Borrower, any Loan Party (as defined in the Existing First Lien Credit Agreement), any Credit Party (as defined in the Existing Second Lien Note Purchase Agreement) and/or any Subsidiary of the foregoing, as such documentation evidencing such indebtedness may be amended, restated, amended and restated, supplemented or otherwise modified, extended, renewed, replaced or refinanced (whether in whole or in part) from time to time (and, for the avoidance of doubt with respect to any such agreement that has been amended, restated, amended and restated, supplemented or otherwise modified, extended, renewed, replaced or refinanced (whether in whole or in part) from time to time, as further amended, restated, amended and restated, supplemented or otherwise modified, extended, renewed, replaced or refinanced (whether in whole or in part) from time to time)). “Parent Holdco” means Education Services Holdings Corp., a Delaware corporation. “Paydown Indebtedness” means any indebtedness for borrowed money that is issued or incurred or guaranteed by Parent Holdco, Opco Holdings, the Opco Borrower, any Loan Party (as defined in the Existing First Lien Credit Agreement), any Credit Party (as defined in the Existing Second Lien Note Purchase Agreement) and/or any Subsidiary of the foregoing, (a) including, for the avoidance of doubt, any Other Senior Indebtedness and any other indebtedness which refinances or replaces (or in the case of any revolving facility, increases), in whole or in part, the indebtedness and/or commitments under either of the Existing Credit Agreements but (b) excluding, to the extent constituting debt for borrowed money (i) indebtedness (including “Capital Lease Obligations” or similar term (as defined in any Senior Credit Agreement) and purchase money indebtedness) financing the acquisition, purchase, lease, construction, repair, replacement or improvement of fixed or capital property, equipment or other assets, (ii) indebtedness in respect of “Cash Management Obligations” or similar term (as defined in any Senior Credit Agreement) and other similar indebtedness in respect of netting services, automated clearinghouse arrangements, overdraft protections and similar arrangements, in each case, in connection with deposit accounts or from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, (iii) indebtedness consisting of obligations under deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, earn-outs, incentive non- competes and other contingent obligations) or other similar arrangements incurred or assumed in connection with any acquisition, any other similar investment or any disposition, (iv) indebtedness consisting of (I) the financing of insurance premiums or (II) take-or-pay obligations contained in supply arrangements, (v) indebtedness supported by a letter of credit in a principal amount not to exceed the face amount of such

5 letter of credit, (vi) indebtedness in respect of letters of credit, bank guarantees, warehouse receipts, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims, (vii) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, (viii)(I) indebtedness representing deferred compensation or stock-based compensation owed to employees, consultants or independent contractors of Parent Holdco or any of its Subsidiaries and (II) indebtedness consisting of obligations of the Opco Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries under deferred compensation to employees, consultants or independent contractors of the Opco Borrower (or any direct or indirect parent thereof) or its Subsidiaries or other similar arrangements incurred by such Persons in connection with acquisitions or any other similar investment, (ix) indebtedness consisting of unsecured promissory notes issued by the Opco Borrower or any of its Subsidiaries to future, current or former officers, directors, employees, managers and consultants or their respective estates, spouses or former spouses, successors, executors, administrators, heirs, legatees or distributees, in each case to finance the purchase or redemption of Equity Interests of the Opco Borrower (or any direct or indirect parent thereof), (x) contingent indemnity and expense reimbursement obligations and (xi) any Permitted Refinancing of the indebtedness described in clauses (i) through (xi) of this clause (b). “Permitted Holders” means (a) the Sponsor and (b) the Management Investors; provided that, for purposes of the definition of “Change of Control”, any voting Equity Interests held by the Management Investors in Parent Holdco or any direct or direct parent company thereof in excess of 10% of the aggregate voting Equity Interests in Parent Holdco or any direct or indirect parent company thereof shall be disregarded for purposes of determining the respective thresholds in the definition thereof. “Permitted Refinancing” means, with respect to any Person, any amendment, restatement, amendment and restatement, supplement or other modification, extension, renewal, replacement or refinancing (whether in whole or in part) of any indebtedness of such Person from time to time (and, for the avoidance of doubt with respect to any such agreement that has been amended, restated, amended and restated, supplemented or otherwise modified, extended, renewed, replaced or refinanced (whether in whole or in part) from time to time, as further amended, restated, amended and restated, supplemented or otherwise modified, extended, renewed, replaced or refinanced (whether in whole or in part) from time to time)) (such indebtedness so amended, restated, amended and restated, supplemented or otherwise modified, extended, renewed, replaced or refinanced (or further amended, restated, amended and restated, supplemented or otherwise modified, extended, renewed, replaced or refinanced (whether in whole or in part) from time to time), “Specified Indebtedness”); provided that the aggregate principal amount and/or unfunded commitments resulting therefrom does not exceed the principal amount (including, for the avoidance of doubt, any “paid-in-kind” interest that has been capitalized) and/or unfunded commitments of such Specified Indebtedness immediately prior to such amendment, restatement, amendment and restatement, supplement or other modification, extension, renewal, replacement or refinancing plus any accrued and unpaid and/or uncapitalized interests on such Specified Indebtedness plus all premiums, fees, expenses and charges, accrued and unpaid and/or uncapitalized interest, additional or contingent interest (including post- petition interest) or other amounts owing or paid related to such Specified Indebtedness. “Permitted Restricted Payment” means any Restricted Payment that is not prohibited pursuant to Section 6 hereof.

6 “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity, whether existing as of the date hereof or subsequently created or coming to exist. “Principal Amount” means, collectively, an amount equal to the sum of: (a) $92,944,700.03 plus (b) on and as of any date on which any Earn-Out Payment (as defined in Exhibit G to the Purchase Agreement) would otherwise be required (if not for the occurrence of a Cash Payment Blocking Condition) to be paid in cash to Holder in accordance with Section 3.3 of the Purchase Agreement (each, an “Additional Issuance Date”) and solely to the extent required by Section 3.3 of Exhibit G of the Purchase Agreement, the amount of any Earn-Out Payment (as defined in Exhibit G of the Purchase Agreement) or portion thereof that is required to be added to the then-current principal balance of this Note in accordance with Section 3.3 of Exhibit G of the Purchase Agreement, plus (c) on and as of any date on which any Partner Consent True-Up Amount (as defined in the Purchase Agreement) for any Key Customer (as defined in the Purchase Agreement) is required to be paid in accordance with Section 4.16(d) of the Purchase Agreement (each, a “Key Customer Issuance Date”), the amount of such Partner Consent True-Up Amount that is required to be added to the then-current principal balance of this Note in accordance with Section 4.16(d) of the Purchase Agreement, plus (d) without duplication of the foregoing, any Capitalized Interest (which, for the avoidance of doubt shall be recalculated, if applicable, to give effect to any partial prepayment of the Principal Amount of this Note, in cash, prior to the then-applicable Repayment Date) less (e) the aggregate amount of any partial prepayment of the Principal Amount of this Note, in cash, prior to the then-applicable Repayment Date less any amounts permitted to be deducted pursuant to the Purchase Agreement; it being understood that the aggregate outstanding Principal Amount of this Note shall be calculated or recalculated, as applicable, on any Repayment Date. “Purchase Agreement” means that certain Membership Interest and Asset Purchase Agreement, dated as of November 13, 2023, among Academic Partnerships, LLC, a Delaware limited liability company, the Maker, and the Holder. “Repayment Date” means, any date on which the Principal Amount of this Note is prepaid or repaid in cash in accordance with the terms of this Note, whether in full or in part. “Restricted Payment” means any cash dividend or other cash distribution with respect to any Equity Interests in Maker, or any cash payment including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any equity interests in Maker or any option, warrant or other right to acquire any such equity interests in Maker. “Retained Paydown Indebtedness Amount” means, as of any date of determination, an amount equal to the sum of the following, without duplication: (i) the aggregate principal amount of any indebtedness or unfunded commitments under the Existing First Lien Credit Agreement (including, for the avoidance of doubt, any “paid-in-kind” interest that has been capitalized) outstanding on such date, (ii) the aggregate principal amount of indebtedness or unfunded commitments in respect of any revolving credit facility for working capital and other ordinary course business purposes (other than for the purposes of funding any acquisition of a business or other similar investment or any dividend) issued or incurred or guaranteed by Parent Holdco, Opco Holdings, the Opco Borrower, any Loan Party (as defined in the Existing First Lien Credit Agreement), any Credit Party (as defined in the Existing Second Lien Note Purchase Agreement) and/or any Subsidiary of the foregoing, outstanding on such date, to the extent permitted to be incurred or established pursuant to Section 7, together with all accrued and unpaid and/or uncapitalized interest thereon on such date, (iii) the aggregate principal amount of any indebtedness or unfunded commitments under the Existing Second Lien Note Purchase Agreement (including, for the avoidance of doubt, any “paid-in-kind” interest that has been capitalized) outstanding on such date, (iv) the aggregate principal amount of any indebtedness or unfunded commitments under any definitive

7 documentation for any Paydown Indebtedness (including, for the avoidance of doubt, any “paid-in-kind” interest that has been capitalized) used to fund integration costs in connection with the transactions contemplated by the Purchase Agreement in an aggregate principal amount not to exceed the Integration Cushion Amount on such date, (v) on and after the first date on which all of the outstanding indebtedness and other obligations (other than contingent indemnity and expense reimbursement obligations) under each of the Existing Credit Agreements have been refinanced, replaced or otherwise repaid in full, the aggregate principal amount of any indebtedness or unfunded commitments under any definitive documentation for any Paydown Indebtedness (including, for the avoidance of doubt, any “paid-in-kind” interest that has been capitalized) used for any purpose in an aggregate principal amount not to exceed the General Cushion Amount on such date, (vi) the aggregate principal amount of any indebtedness or unfunded commitments under any definitive documentation for any Paydown Indebtedness (including, for the avoidance of doubt, any “paid-in-kind” interest that has been capitalized) in an amount not to exceed the sum of (x) Net Proceeds of new public or private issuances of Equity Interests (excluding (x) Net Proceeds which will be applied as cure amounts under any Senior Credit Agreement and (y) Net Proceeds from any IPO) of Maker or any parent of Maker after the Issuance Date which Net Proceeds are contributed to Maker or any Subsidiary thereof in cash in exchange for common shares of Maker, plus (y) Net Proceeds of capital contributions received by the Maker in cash after the Issuance Date (together, clauses (x) and (y), the “Sponsor Contribution Amount”) plus any “paid-in-kind” interest on such Paydown Indebtedness that has been capitalized less all or any portion of the Sponsor Contribution Amount that is applied (in lieu of application pursuant to this clause (vi)) to make a Permitted Restricted Payment in reliance on Section 6(d)(i), (vii) any “paid-in-kind” interest on any Paydown Indebtedness that is applied to prepay the Principal Amount and/or accrued and unpaid and/or uncapitalized interest thereon pursuant to Section 3(b)(v), (viii) any Permitted Refinancing (including, for the avoidance of doubt, any “paid-in-kind” interest that has been capitalized) of any indebtedness described in the forgoing clauses (i) through (vii) and (ix) all premiums, fees, expenses and charges, accrued and unpaid and/or uncapitalized interest, additional or contingent interest (including post-petition interest) or other amounts owing or paid related to any indebtedness described in the foregoing clauses (i) through (vii). “Senior Credit Agreements” means, collectively, the Existing First Lien Credit Agreement, the Existing Second Lien Note Purchase Agreement and the definitive documentation for any Other Senior Indebtedness. “Senior Obligations” means, without duplication, all “Obligations” or similar term (as defined in any Senior Credit Agreement). “Sponsor” means The Vistria Group, LP, Elliott Investment Management L.P., and each of their respective Controlled Investment Affiliates. “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles in the United States of America, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held (unless parent does not Control such entity). “Termination Date” means the date on which the Principal Amount and all accrued and unpaid and/or uncapitalized interest that is due and payable hereunder on and as of such date, shall have been paid in full in cash.

8 2. Payment of Interest. (a) Interest on the Principal Amount of this Note shall accrue daily and compound annually, commencing on the Issuance Date (or, for the avoidance of doubt, on the portion of the Principal Amount described in (i) clause (b) of the definition thereof, commencing on the applicable Additional Issuance Date on which such amounts are added to the Principal Amount and (ii) clause (c) of the definition thereof, on each Customer Issuance Date and (iii) clause (d) of the definition thereof, commencing on each Capitalization Date, as applicable) and shall continue accruing until the Termination Date, at a rate per annum equal to (x) ten percent (10.0%), on and following the Issuance Date until (but not including) the second anniversary of the Issuance Date, and (y) twelve percent (12.0%) on and following the second anniversary of the Issuance Date until (but not including) the Maturity Date, in each case of clause (x) and (y), computed based on a 365-day or 366-day, as applicable, year (collectively, the “Interest Rate”). (b) If an Event of Default has occurred and is continuing, then immediately after written notice from the Holder to the Maker, this Note shall bear interest at then-applicable Interest Rate described above plus two percent (2.0%) per annum, which shall accrue daily and be compound annually (the “Default Interest Rate”). (c) Unless paid in cash (in the Maker’s sole discretion), all accrued and unpaid interest (whether accruing at the Interest Rate or at the Default Interest Rate) shall be paid in kind and capitalized by adding the full amount thereof to the principal balance of this Note (such interest, “Capitalized Interest”) on an annual basis on each anniversary of the Issuance Date (each a “Capitalization Date”) until (but not including) the Maturity Date, commencing with January 1, 2025. Subject to Section 4, any accrued interest not previously paid in cash or capitalized shall be due and payable on each Repayment Date, which (a) in the case of any partial prepayment, shall be calculated based on the portion of the Principal Amount of this Note so prepaid and (b) in the case of repayment of the then-outstanding Principal Amount of this Note in full, whether on the Maturity Date or otherwise, shall be calculated based on the then-outstanding Principal Amount of this Note. 3. Principal Amount. (a) Scheduled Payment. Subject to the provisions of this Section 3 and Section 4, the Maker shall pay, in cash, the aggregate unpaid Principal Amount of this Note, together with all accrued but unpaid and/or uncapitalized interest thereon, on the Maturity Date. (b) Mandatory Prepayments. Subject to the provisions of this Section 3 and Section 4, unless otherwise agreed in writing by the Maker and the Holder, the Maker shall pay, in cash, the following amounts to Holder, which shall be applied in accordance with Section 3(d) hereof: (i) in an amount equal to 100% of the then-outstanding Principal Amount plus any accrued and unpaid and/or uncapitalized interest thereon, substantially concurrently with a Change of Control; (ii) in an amount equal to 100% of any Restricted Payment (other than a Permitted Restricted Payment), on or before the date that is ten (10) Business Days following the date on which the Maker becomes aware that such Restricted Payment was not a Permitted Restricted Payment, unless such Restricted Payment or an amount equal to such Restricted Payment shall have been returned to Maker or its Subsidiaries within such ten (10) Business Day period; (iii) in an amount equal to 100% of the Net Proceeds of any non-ordinary course sale, transfer or other disposition of any property or asset of Parent Holdco, Opco Holdings,

9 the Opco Borrower and/or any of their respective subsidiaries, actually received by Parent Holdco, Opco Holdings, the Opco Borrower and/or any of their respective subsidiaries, but solely to the extent such Net Proceeds would be required to be applied to prepay loans or notes under the Existing Credit Agreements and/or any definitive documentation governing any Other Senior Indebtedness under the terms thereof (subject to any reinvestment rights under the terms of any thereof) as in effect on the date of the receipt of such Net Proceeds, on or before the date that is three (3) Business Days following the receipt of such Net Proceeds; provided that no prepayment of the Principal Amount or any accrued and unpaid and/or uncapitalized interest thereon shall be required pursuant to this clause (iii) until the Senior Obligations have been paid in full in cash; (iv) in an amount equal to 50% of the Net Proceeds of any IPO by Maker (or any parent entity thereof) with aggregate gross proceeds in excess of $25,000,000, on the date such Net Proceeds are received; (v) until the first date on which the outstanding Principal Amount of this Note is less than an amount equal to (x) 30% of the original Principal Amount of this Note on the Issuance Date plus (y) 30% of the aggregate amount added to the Principal Amount of this Note pursuant to clause (b) of the definition of “Principal Amount” on each Additional Issuance Date plus (z) 30% of the aggregate amount added to the Principal Amount of this Note pursuant to clause (c) of the definition of “Principal Amount” on each Key Customer Issuance Date, in an amount equal to 100% of the Net Proceeds of any Paydown Indebtedness that is issued, incurred, guaranteed or permitted to exist by Parent Holdco, Opco Holdings, the Opco Borrower, any Loan Party (as defined in the Existing First Lien Credit Agreement), any Credit Party (as defined in the Existing Second Lien Note Purchase Agreement) and/or any Subsidiary of the foregoing in excess of the Retained Paydown Indebtedness Amount, on or before the date that is five (5) Business Days following the issuance or incurrence of such Paydown Indebtedness; and (vi) in an amount equal to 100% of the Net Proceeds of (x) any indebtedness incurred by Maker and (y) any indebtedness incurred by Parent Holdco, Opco Holdings, the Opco Borrower, any Loan Party (as defined in the Existing First Lien Credit Agreement), any Credit Party (as defined in the Existing Second Lien Note Purchase Agreement) and/or any Subsidiary of the foregoing, in each case of clause (x) and (y), that is prohibited under Section 7 below, on the date such Net Proceeds are received; provided that no prepayment of the Principal Amount or any accrued and unpaid and/or uncapitalized interest thereon shall be required pursuant to clause (vi)(y) until the Senior Obligations have been paid in full in cash. (c) Optional Prepayments. Subject to the provisions of this Section 3, the Maker may, at any time and from time to time, without premium or penalty, prepay, in cash, all or any portion of the then- outstanding Principal Amount of this Note, together with any accrued and unpaid and/or uncapitalized interest on the portion of such Principal Amount so prepaid. (d) Application of Payments. Payments under this Note shall be applied (i) first, to the payment of accrued and unpaid and/or uncapitalized interest required to be paid pursuant to Section 2 hereof until such interest is paid in full, and (ii) second, to the repayment of the unpaid Principal Amount of this Note. 4. Restrictions on Payment. Until the Senior Obligations have been repaid in full in cash, the Maker, directly or indirectly, shall not be required to pay in cash any amount that is due and payable hereunder (including, but not limited to, the Principal Amount of, or accrued and unpaid and/or uncapitalized interest on, this Note), so long as and to the extent that (i) any “Event of Default” or similar term (as defined in any Senior Credit Agreement) has occurred and is continuing or would result from the

10 payment of such amount or (ii) the Maker is otherwise prohibited under the terms of any Senior Credit Agreement from making a “Restricted Payment” or similar term (as defined in any Senior Credit Agreement) (each of the foregoing events described in clauses (i) and (ii), a “Blockage Event”). Upon the Blockage Event no longer continuing, the Maker shall be required to pay, in cash, any amounts that are then due and payable. For the avoidance of doubt, this Section 4 shall not apply to (x) any optional prepayments made in accordance with Section 3(c) above, (y) any mandatory prepayments made in accordance with Section 3(b)(i), (ii), (iv), (v) or (vi)(x) above or (z) payment of the Principal Amount of, and any accrued and unpaid and/or uncapitalized interest on, this Note on the Maturity Date. 5. Representations and Warranties. The Maker represents and warrants to the Holder that the following are, and immediately after giving effect to the transactions contemplated hereby as of the date hereof shall be, true, correct and complete: (a) Corporate Existence and Power. The Maker (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) has the power and authority and all required governmental licenses, authorizations, consents and approvals to (x) own its assets and carry on its business and (y) execute, deliver, and perform its obligations under this Note. (b) Corporate Authorization; No Contravention. The execution, delivery and performance by the Maker have been duly authorized by all necessary action, and do not and will not contravene the terms of any of its organizational documents. (c) Binding Effect. This Note constitutes the legal, valid and binding obligations of the Maker, enforceable against the Maker in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. (d) Solvency. Immediately after the consummation of each of the transactions to occur on the Issuance Date (including the issuance and incurrence of this Note), (a) the sum of the debt (including contingent liabilities) of Maker and its Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of Maker and its Subsidiaries, on a consolidated basis, (b) the capital of Maker and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the Issuance Date, (c) Maker and its Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations, beyond their ability to pay such debts as they become due (whether at maturity or otherwise) and (d) Maker and its Subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this Section 5(d), the amount of any contingent liability at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that would reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual pursuant to Financial Accounting Standards Board Statement No. 5). 6. Restricted Payments. Maker shall not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (collectively, the following exceptions, the “Permitted Restricted Payments”): (a) payments made or expected to be made by Maker in respect of withholding or similar taxes payable upon exercise, vesting or settlement of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or permitted transferees) of Maker or any of its Subsidiaries and any repurchases of Equity Interests deemed to occur

11 upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes; (b) Maker may make the following Restricted Payments in cash to any direct or indirect parent of Maker: (i) dividends on the stock of Maker paid and declared solely for the purpose of funding, without duplication, so long as Maker is (and, if applicable, its Subsidiaries are) a member of a consolidated, combined, unitary, or similar group of which a direct or indirect parent of Maker is the common parent, payments by such common parent in respect of the income tax liabilities for such period attributable to the taxable income of Maker and its applicable Subsidiaries; provided, however, that the dividend or distributions permitted under this clause (i) shall not exceed the lesser of (x) the amount of the relevant income tax (including any penalties and interest) that Maker would owe if Maker were to file a separate consolidated, combined, unitary, or similar tax return as a parent of the group including the relevant Subsidiaries (or a separate return if there are no such Subsidiaries), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Maker and the relevant Subsidiaries from other taxable years and (y) the net amount of the relevant income tax that such parent actually owes to the appropriate taxing authority; provided, further, however, that any dividends or distributions received from Maker pursuant to this clause (i) shall be paid by such parent over to the appropriate taxing authority within thirty (30) days of such parent’s receipt thereof or refunded to the Maker; provided, further, that, notwithstanding anything to the contrary in Section 12 hereof, this Section 6(b)(i) shall, at the Borrower’s election, be deemed to be automatically amended or modified to conform mutatis mutandis to any such equivalent provision included in any Senior Credit Agreement upon notice from the Borrower to the Maker (which notice may be retroactive); (ii) the proceeds of which shall be used by any direct or indirect parent of Maker to pay (v) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties) that are reasonable and customary and incurred in the ordinary course of business and that are attributable to the ownership or operation of Maker and its Subsidiaries, (w) any reasonable and customary indemnification claims made by members of the Board of Directors or officers, employees, directors, managers, consultants or independent contractors of any parent of Maker attributable to the ownership or operations of Maker and its Subsidiaries, (x) fees and expenses (1) due and payable by any of Maker and its Subsidiaries and (2) not prohibited by the terms of this Note, (y) amounts due and payable pursuant to any management services agreement, investor management agreement or similar agreement executed by the Opco Borrower and/or its Subsidiaries and any Sponsor or its Affiliates as in effect on the Issuance Date and (z) board fees to independent members of the Board of Directors of any parent of Maker; (iii) the proceeds of which shall be used to pay franchise and similar levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments, or fees imposed by the government of the United States of America, any other nation or any political subdivision thereof, whether federal, state, provincial, territorial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank), including any interest, additions to tax or penalties applicable thereto, and other fees and expenses, required to maintain its corporate or other legal existence;

12 (iv) to finance any investment made by any parent company of Maker that, if made by any Subsidiary of Maker, would not be prohibited by any Senior Credit Agreement; provided that (x) such Restricted Payment shall be made substantially concurrently with the closing of such investment and (y) such parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests but not including any loans or advances made in connection therewith) to be contributed to Maker or any of its Subsidiaries or (2) the Person formed or acquired to merge into or consolidate with the Maker or any of its Subsidiaries in connection therewith; (v) the proceeds of which shall be used to pay fees and expenses related to any equity or debt offering; (vi) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Maker or any direct or indirect parent company of Maker to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Maker and its Subsidiaries; (c) Maker may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any acquisition or similar investment not prohibited by any Senior Credit Agreement and (ii) honor any conversion request by a holder of convertible indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible indebtedness in accordance with its terms; (d) (i) Restricted Payments in an amount equal to the Sponsor Contribution Amount less all or any portion of the Sponsor Contribution Amount that is applied (in lieu of application pursuant to this clause (d)(i)) to increase the Retained Paydown Indebtedness Amount or otherwise required to be applied to prepay the Principal Amount pursuant to Section 3(b)(iv); and (e) Restricted Payments by Maker to redeem, acquire, retire, repurchase or settle its Equity Interests (or any options, warrants, restricted stock or stock appreciation rights or similar securities issued with respect to any such Equity Interests) or to service indebtedness incurred by Maker to finance the redemption, acquisition, retirement, repurchase or settlement of such Equity Interest (or make Restricted Payments to allow any of Maker’s direct or indirect parent companies to so redeem, retire, acquire or repurchase their Equity Interests or to service indebtedness incurred by Maker to finance the redemption, acquisition, retirement, repurchase or settlement of such Equity Interests or to service indebtedness incurred to finance the redemption, retirement, acquisition or repurchase of such Equity Interests), held directly or indirectly by current or former officers, managers, consultants, members of the Board of Directors, employees or independent contractors (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of Maker (or any direct or indirect parent thereof) and its Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that cancellation of indebtedness owing to Maker from members of the Board of Directors, consultants, officers, employees, managers or independent contractors (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of Maker or any Subsidiary in connection with a repurchase of Equity Interests of Maker shall not be deemed to constitute a Restricted Payment for purposes of this Section 6 or any other provisions of this Note. 7. Indebtedness. Maker shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, guarantee or permit to exist any indebtedness, except (a) Parent Holdco, Opco Holdings, Opco

13 Borrower and their respective Subsidiaries (but, for the avoidance of doubt, not Maker) may incur, assume, guarantee or permit to exist any indebtedness that is not prohibited by the terms of any Senior Credit Agreement; provided that (i) if any such indebtedness is subject to any “dollar” cap (including any applicable “EBITDA grower”) or any ratio or other “incurrence test” in any Senior Credit Agreement, such indebtedness shall be permitted to be incurred, assumed, guaranteed or exist, as applicable, under this Note in an amount equal to the most borrower-favorable of such analogous “dollar” cap (including any applicable “EBITDA grower”) or ratio or other “incurrence test”, as applicable, contained in any Senior Credit Agreement plus a 25% borrower-favorable cushion on such amount (which, for the avoidance of doubt, in the case of (x) any leverage-based incurrence test shall be calculated by multiplying the applicable ratio by 1.25 (e.g., 6.0x multiplied by 1.25, results in 7.5x) and (y) any fixed charge coverage ratio incurrence test shall be calculated by multiplying the applicable ratio by 0.75 (e.g., 1.1x multiplied by 0.75, results in 0.825x)) and (ii) notwithstanding clause (a) above, if any such indebtedness is permitted to be incurred, assumed, guaranteed or exist on an unlimited basis pursuant to the terms of any Senior Credit Agreement, then such indebtedness shall be permitted to be incurred, assumed, guaranteed or exist under this Note on an unlimited basis; and (b) Maker may incur, assume, guarantee or permit to exist any indebtedness that is incidental to its (i) existence or business and (ii) activities permitted pursuant to Section 8 below. 8. Passive Holdings. (a) Maker shall not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests of Parent Holdco, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of a consolidated group of with its parent entities and its Subsidiaries, (iv) the performance of its obligations under and in connection with this Note, (v) any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this Note, including the costs, fees and expenses related thereto, (vi) making any Permitted Restricted Payment, (vii) making investments in Parent Holdco or any subsidiary thereof, (viii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (ix) providing indemnification to officers and members of the Board of Directors, (x) activities incidental to the consummation of the transactions contemplated by this Note or the Purchase Agreement, and (xi) activities incidental to the businesses or activities described in clauses (i) to (x) of this clause (a); and (b) Maker (x) shall not own or acquire any material assets (other than Equity Interests of Parent Holdco and cash and cash equivalents), (y) incur any indebtedness or liabilities (other than liabilities as referred to in clause (a) above, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Note) or (z) voluntarily create, incur, assume or permit to exist any lien on any property or asset (in either case) now owned or hereafter acquired by it to secure obligations in respect of debt for borrowed money. 9. Refinancing Indebtedness. The Maker shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to obtain Other Senior Indebtedness (to the extent obtaining such Other Senior Indebtedness makes reasonable commercial sense, as determined in good faith by the Maker, taking into account the terms and conditions of any such proposed Other Senior Indebtedness and the general condition and availability of the debt markets) in an amount that is sufficient to repay the then-outstanding Principal Amount, together with all accrued and unpaid and/or uncapitalized interest, in full in cash, taking into account any applicable Retained Paydown Indebtedness Amount (such sufficient amount, the “Required Amount”); provided that, for the avoidance of doubt, any failure to so obtain, in and of itself, any Paydown Indebtedness sufficient to repay the Required Amount on or prior to the Maturity Date shall not be deemed to be an Event of Default hereunder.

14 10. Defaults and Remedies. (a) Events of Default. An “Event of Default” shall occur under this Note if: (i) the Maker shall fail to make any cash payment of unpaid principal or accrued but unpaid and/or uncapitalized interest under this Note when the same shall become due and payable on the Maturity Date or as provided in Section 3(b)(i) hereof, and such failure to pay is not cured within ten (10) calendar days after the occurrence thereof; provided that, for the avoidance of doubt, any interest which is paid in kind in accordance with Section 2 shall no longer be deemed to be due and payable, and no default or Event of Default under this Note shall exist due to the fact that such interest is not paid in cash (except on the Maturity Date or as provided in Section 3(b)(i) hereof); or (ii) any of Maker’s Subsidiaries fails to perform or observe any covenant or obligation contained in any Senior Credit Agreement, as a result of which the holders of such Senior Obligations have terminated all commitments (if any) under such Senior Credit Agreement(s) and accelerated or otherwise declared due and payable all obligations with respect thereto prior to the scheduled maturity thereof. (b) Remedies. Subject to Section 4 and the last sentence of Section 7(d)(I) of the Purchase Agreement, if an Event of Default has occurred and is continuing, upon two days’ prior written notice from the Holder to the Maker: (i) the Holder may declare all or any portion of the unpaid obligations hereunder to be immediately due and payable; and (ii) the Holder shall be entitled to exercise any other rights which have been afforded to the Holder under any contract or agreement at any time and other rights which the Holder may have pursuant to applicable law. Failure of the Holder, for any period of time or on more than one occasion, to declare and demand this Note immediately due and payable shall not constitute a waiver of the right to exercise the same at any time from and after any Event of Default. 11. Tax Forms; Withholding. The Holder and any successor or permitted assignee of the Holder shall deliver to the Maker a duly completed and executed IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding tax. Such form shall be delivered by the Holder on the date hereof and by any successor or permitted assignee at the time the applicable Transfer is consummated (and by each of them from time to time thereafter upon the request of the Maker or if the previously provided form becomes obsolete or inaccurate in any respect). The Maker shall be entitled to deduct and withhold from any amounts payable under this Note such amounts as the Maker is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of applicable law. To the extent that amounts payable to a recipient are so withheld by the Maker, such withheld amounts shall be treated for all purposes of this Note as having been paid to the recipient. 12. Amendment and Waiver. The provisions of this Note may not be amended or waived, and neither the Maker nor the Holder may take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the prior written consent of the other party hereto. 13. Assignment and Transfer. The rights and obligations of the Maker and the Holder shall be binding upon and benefit the successors and permitted assigns and transferees of the Maker and the Holder;

15 provided that (x) in no event shall the Holder sell, exchange, assign, pledge, hypothecate, transfer or otherwise dispose of (each, a “Transfer”) this Note or any interest herein without consent of the Maker (which consent shall not be unreasonably withheld, conditioned or delayed) other than to Holder’s wholly- owned domestic subsidiaries and (y) in no event shall the Maker assign any of its obligations hereunder without the consent of the Holder (which consent shall not be unreasonably withheld, conditioned or delayed). If Holder sells, assigns or otherwise transfers any of its rights to receive payments with respect to the Note to another person or entity (a “Transferee”), then Maker shall implement and maintain a register for the recordation of the names and addresses of Holder's Transferees, the portion of the Note assigned or transferred and the principal amounts (and stated interest) owing to Holder and any Transferee (the “Register”). The entries in the Register shall be conclusive, absent manifest error. Maker, Holder and each Transferee shall treat the person or entity whose name is recorded in the Register pursuant to the terms hereof as the owner of its portion of the Note for all purposes of this Note, notwithstanding notice to the contrary. No transfer of any right to receive payments with respect to the Note shall be effective until entered into the Register, which entry shall be made promptly upon Holder's request. The Register shall be available for inspection by Holder, Maker and any Transferee, at any reasonable time and from time to time upon reasonable prior notice. The Holder shall cooperate with Maker in all respects, including by providing appropriate information, so that the Note is at all times in registered form within the meaning of Treasury Regulations Section 5f.103-1(c). 14. Cancellation. Upon payment in full of the Principal Amount and the accrued but unpaid and/or uncapitalized interest owed on this Note, this Note shall be immediately and automatically canceled and the Holder shall immediately surrender this Note to the Maker for cancellation (provided that any failure to surrender this Note shall not affect the automatic cancellation hereof). Except in the case of a replacement note issued pursuant to Section 13 or 15, after cancellation of this Note, this Note shall not be reissued. 15. Replacement. Upon receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, upon receipt of an indemnity reasonably satisfactory to the Maker or, in the case of any such mutilation, upon the surrender and cancellation of this Note, the Maker, at the Holder’s expense, shall execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Maker shall not be deemed to be an outstanding Note and shall be deemed cancelled without any further action by the Maker, the Holder or any other Person. 16. Place of Payment; Notices. All payments required to be made in cash, including payments of principal and accrued but unpaid and/or uncapitalized interest, shall be made by the Maker in the lawful money of the United States of America by wire transfer of immediately available funds to such account as may be designated by the Holder from time to time. Section 9(c) of the Purchase Agreement is incorporated herein mutatis mutandis. 17. Business Days. If any cash payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, the payment of any cash amount shall be due and payable on, and the time period shall automatically be extended to, the next Business Day, and interest shall continue to accrue at the required rate hereunder until any such payment is made. 18. Governing Law, Jurisdiction and Service of Process. (a) This Note and any claim or controversy relating to the subject matter hereof, whether sounding in contract law, tort law or otherwise, shall be governed by, and shall be construed and enforced in accordance with, the law of the State of New York; provided that, notwithstanding the foregoing, it is understood and agreed that all claims and causes of action (whether in contract or in tort or otherwise, or

16 whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to Section 24 hereof shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County (borough of Manhattan) and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to in clause (a) of this Section 18, and each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each of the parties hereto hereby irrevocably agrees that service of process, summons, notice or other document by mail to such party’s address set forth in the Purchase Agreement, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof in any action or proceeding arising out of or relating to this Note and that any objections to such service of process are hereby waived. 19. WAIVER OF JURY TRIAL. EACH OF THE MAKER AND THE HOLDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE MAKER AND THE HOLDER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATES IN THIS SECTION 19. 20. No Waiver. The rights and remedies of the Holder expressly set forth in this Note are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law, in equity or otherwise. No failure or delay on the part of the Holder in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No course of dealing between the Maker and the Holder or their agents or employees shall be effective to amend, modify or discharge any provision of this Note or to constitute a waiver of any Event of Default. No notice to or demand upon the Maker in any case shall entitle the Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Holder to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

17 21. Construction. The headings of the various sections and subsections of this Note have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular. The Maker and the Holder have participated jointly in the negotiation and drafting of this Note. In the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the Maker and the Holder, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Note. 22. Severability. Any term or provision of this Note that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. 23. Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Note by facsimile (or other electronic) transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Note shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by us, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. 24. Confidentiality. The Holder agrees to keep confidential all information in accordance with Section 4.11 of the Purchase Agreement, as if such section was set forth in full herein, mutatis mutandis; provided that, for purposes of this Section 24, each reference to “Confidentiality Period” in Section 4.11 of the Purchase Agreement shall mean the period commencing on the Issuance Date and ending on the date that is the two year anniversary of the Maturity Date. [The Remainder of This Page is Intentionally Left Blank]

[Signature Page to Unsecured Promissory Note] IN WITNESS WHEREOF, the Maker has executed and delivered this Note on the date first above written. MAKER: EDUCATION SERVICES UPPER HOLDINGS CORP. By: /s/ Marcel Valenta Name: Marcel Valenta Its: Secretary

[Signature Page to Unsecured Promissory Note] AGREED AND ACCEPTED: JOHN WILEY & SONS, INC. By: /s/ Matthew Kissner Name: Matthew Kissner Title: Interim President & Chief Executive Officer